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                                                                      Exhibit 12

                    GTE FLORIDA INCORPORATED AND SUBSIDIARY
        STATEMENT OF THE CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

                             (Thousands of Dollars)


                                                      Six Months Ended
                                                        June 30, 1996
                                                      ----------------
Net earnings available for fixed charges:
  Income from continuing operations                        $106,097
  Add - Income taxes                                         65,420
      - Fixed charges                                        35,805
                                                           --------
Adjusted earnings                                          $207,322
                                                           ========
Fixed charges:
  Interest expense                                         $ 32,184
  Portion of rent expense
     representing interest                                    3,621
                                                           --------
Adjusted fixed charges                                     $ 35,805
                                                           ========

RATIO OF EARNINGS TO FIXED CHARGES                             5.79